Exhibit 3.13

ARTICLES OF CONVERSION

(converting Helius Acquisition, Inc., a Utah corporation,

into Helius Acquisition, LLC, a Utah limited liability company)

These Articles of Conversion are filed pursuant to Section 16-10a-1008.7 of the Utah Revised Business Corporation Act (the “Corporation Act”) and Section 48-2c-1401 of the Utah Revised Limited Liability Company Act (the “LLC Act”) to effectuate the conversion of Helius Acquisition, Inc., a Utah corporation (the “Converting Entity”), into Helius Acquisition, LLC, a Utah limited liability company (the “Converted Entity”).

ARTICLE I

FORMATION DATE AND JURISDICTION

The Converting Entity was formed on May 16, 2007 in the State of Utah.

ARTICLE II

NAME OF CONVERTING ENTITY

The name of the Converting Entity immediately prior to the filing of these Articles of Conversion is “Helius Acquisition, Inc.”

ARTICLE III

NAME OF CONVERTED ENTITY

The name of the Converted Entity, as set forth in its Articles of Organization being filed concurrently herewith in accordance with the requirements of Section 48-2c-1404 of the LLC Act (the “Articles of Organization”), is “Helius Acquisition, LLC.” A copy of the Articles of Organization is attached hereto as Exhibit A.

ARTICLE IV

EFFECTIVE DATE, AND EFFECT, OF CONVERSION

The conversion will be effective upon the filing of these Articles of Conversion and the Articles of Organization with the Utah Department of Commerce, Division of Corporations and Commercial Code.

Upon the effectiveness of the conversion, the Converted Entity shall thereafter be subject to all of the provisions of the LLC Act, except that notwithstanding Section 48-2c-402 of the LLC Act, the existence of the Converted Entity shall be considered to have commenced on the date the Converting Entity commenced its existence in the State of Utah, as referenced above.

The conversion shall have the effects set forth in Section 48-2c-1403 of the LLC Act, but with references to the converting subject entity being considered as references to the Converting Entity, and with references to the converted domestic company being considered as references to the Converted Entity.

ARTICLE V

APPROVAL BY OWNERS OF CONVERTED ENTITY

The conversion has been duly approved by the owner (i.e., sole shareholder) of the Converting Entity.

IN WITNESS WHEREOF, the undersigned, being the sole shareholder of the Converting Entity, executes these Articles of Conversion and certifies to the truth of the facts herein stated, this 12th day of February, 2008.

HELIUS, LLC

By:	Hughes Communications, Inc.
Its:	Sole Member

By:	/s/ Dean A. Manson
Name:	Dean A. Manson
Title:	Secretary

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